Ex 99.1

SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
(214) 631-1166

SILVERLEAF RESORTS, INC. TO PRESENT AT OPPENHEIMER’S
THIRD ANNUAL BEAUTY, LIFESTYLE & LEISURE CONFERENCE
ON TUESDAY, SEPTEMBER 12, 2006
- - -
Webcast of Presentation Will Be Available through a link
that can be found at www.silverleafresorts.com

DALLAS, TEXAS. (September 5, 2006) --- Silverleaf Resorts, Inc. (AMEX: SVL) today announced that Robert E. Mead, chairman and CEO, will present at Oppenheimer’s Third Annual Beauty, Lifestyle & Leisure Conference at 8:05 a.m. EDT on Tuesday, September 12, 2006. The conference will take place at the New York Marriott Financial Center in New York, NY.

The presentation will be available as a live audio Webcast through the “Investor Information” section of Silverleaf’s Web site at www.silverleafresorts.com. The replay of the Webcast will be available from September 13, 2006 - October 13, 2006.

Based in Dallas, Texas, Silverleaf Resorts, Inc. owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading "Risk Factors" in the Company's reports filed with the Securities and Exchange Commission, including the Company's 2005 Annual Report on Form 10-K (pages 22 through 30 thereof) filed on March 17, 2006.

Contact:
Silverleaf Resorts, Inc., Dallas
Thomas J. Morris, 214-631-1166 x2218
or
Investor Relations
Erica Pettit, 212-850-5614
or
Media
Jessy Adams, 212-850-5684

For more information or to visit our website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1